EXHIBIT 10.8.1
                                      LEASE

         THIS LEASE, made and entered into this 10th day of June 1997, by and between JORANDCOR, INC., a Minnesota corporation (hereinafter referred to as "Landlord"), and CHRONIMED, INC., a Minnesota corporation (hereinafter referred to as "Tenant");

         WITNESETH:

         1. LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant that portion of the following described premises outlined in red on Exhibit A attached hereto, and designated "leased premises" (hereinafter referred to as the "Leased Premises"), and containing 18,040 square feet, situated in the building located at 6214-6222 Bury Drive, including the nonexclusive right to use the common areas identified on Exhibit A.

         2. TERM. Subject to and upon the conditions set forth below, the term of this Lease shall commence on September 1, 1997 ("Commencement Date"), and shall terminate on August 31, 2002.

         3. RENT. Landlord reserves and Tenant covenants to pay the Landlord, without demand at its offices at 6250 Bury Drive, or at such other address as the Landlord may from time to time designate in writing, in advance, rent as follows:

         (a) From September 1, 1997 to August 31, 1999, Tenant shall pay base rent for the Leased Premises of $XXX per square foot ($XXX per month); and

         (b) From September 1, 1999 to August 31, 2000, Tenant shall pay base rent for the Leased Premises of $XXX per square foot ($XXX per month); and

         (c) From September 1, 2000 to August 31, 2001, Tenant shall pay base rent for the Leased Premises of $XXX per square foot ($XXX per month); and

         (d) From September 1, 2001 to August 31, 2002, Tenant shall pay base rent for the Leased Premises of $XXX per square foot ($XXX per month).

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         The total base rent for the five year lease term will be $XXX.

         The base rent includes the payment on Landlord's Work based on an amortization schedule of $XXX over five years at X% interest ("Amortization Schedule") for past work completed on the Leased Premises.

         4. ADDITIONAL RENT. As additional rental for the entire term of this Lease, Tenant agrees to pay to the Landlord its pro-rata share of the operating expenses of the building, as herein defined. If this Lease commences or terminates on a day other than the first or last day of a calendar year, the amount of additional rent payable by Tenant applicable to the year in which such commencement or termination occurs shall be pro-rated in accordance with the number of days during such year this Lease was in effect. Landlord shall invoice Tenant for estimated operating costs for each calendar year at the beginning of such calendar year, and Tenant agrees to prepay monthly, due at the same time as and together with the Base Rent above provided, one-twelfth of such estimated amount. Within a reasonable time after the end of each calendar year, Landlord will provide Tenant with an accounting showing the operating expenses for such year and Tenant's share thereof. Tenant shall have the right, at its sole expense and at a reasonable time convenient to Landlord, no more frequently than once each year, to audit Landlord's books relevant to the additional rent due hereunder. In the event that the estimated amount paid for such year exceeds the amount due for such year based on such accounting, Landlord agrees to return such amount to the Tenant, together with said accounting. In the event that the estimate is less than the operating expenses for such calendar year, Tenant agrees to reimburse Landlord for such amount within thirty (30) days of receipt of the above-referenced accounting.

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         The term "operating expenses" as used in this paragraph includes all expenses incurred with respect to the ownership, repair, maintenance and operation of the building of which the Leased Premises are a part, and underlying land and other improvements thereon excluding repair and maintenance of sewer and water to the building, but including, without limitation, snow removal, reasonable internal management costs, fees, costs of cleaning exterior of building and grounds, the cost of any common utilities, costs of maintaining and repairing the building and all fixtures therein, all insurance premiums provided for in Paragraph 12(a) hereof, and all real property taxes and installments of special assessments which accrue against the building of which the Leased Premises are a part during the term of this Lease and all other costs of any nature which for federal income tax purposes may be expensed rather than capitalized. Notwithstanding the foregoing, whether "capitalized" or "expenses", operating expenses shall also include the yearly amortization of capital costs incurred by the Landlord for improvements or structural repairs to the building required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction. In addition, if any increase in the fire and extended coverage insurance premiums paid by Landlord for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the Leased Premises, or if Tenant vacates the Leased Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase. Except as provided above, the term "operating expenses" does not include any capital improvement to the building, outside management fees, any expenses incurred in leasing to or procuring tenants for the building, or any costs of renovating space for new tenants. For purposes of this paragraph, the building in which the Leased Premises are a part is 50,200 square feet, and Tenant's pro-rata share shall be 35.94%.

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         The operating costs for the Lease Premises have been estimated at $XXX per square foot. True operating expenses will be calculated pursuant to the terms of this Section.

         5. LATE PENALTY AND WAIVER OF SETOFF. Tenant waives and disclaims any present or future right to apply any payment or part payment of rent, including additional rent, or to set-off or counterclaim in any action for rent, including additional rent, against any obligation of Landlord, however incurred, and agrees that it will not claim or assert such right, set-off or counterclaim. Other remedies for non-payment of rent notwithstanding, if the monthly rental payment, including both Base Rent and additional rent, is not received by Landlord on or before the tenth (10th) day of the month for which such rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before ten (10) days after the due date thereof, a service charge of five percent (5%) of such past due amount shall become due and payable in addition to and together with such amounts owed under this Lease. In addition, interest at the rate of twelve percent (12%) per annum shall be added to all amounts which are over thirty (30) days past due and shall be due together therewith.

         6. USE OF PREMISES.

         (a) The Leased Premises shall be used and occupied by Tenant for the purposes of distribution of pharmacy and related products and to manufacture and sell products and services to the medical industry, and for no other purposes whatsoever without the written consent of Landlord. Such use and occupancy shall be in compliance with all applicable laws, ordinances and governmental regulations. The Leased Premises shall not be used in such a manner that, in accordance with any requirement of law or of any public authority, the Landlord shall be required to make any additions or alterations to or in the building.

         (b) Tenant shall promptly comply with all laws, ordinances and regulations affecting the Leased Premises and promulgated by duly constituted

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                  governmental authorities affecting the cleanliness, safety, use and occupation of the Leased Premises.

         (c) Tenant shall promptly comply with and use the Leased Premises and the common areas serving or within the building, including parking facilities, in accordance with such rules and regulations as may from time to time be made by the Landlord for the general safety, comfort and convenience of the Landlord, the occupants and tenants of the building, and Tenant agrees to cause its customers, employees and invitees to abide by such rules and regulations.

         (d) Tenant shall not perform any acts or carry on any practices which may injure the improvements on the property, and shall keep the property in clean, safe, sanitary and first class condition, and clean and free from rubbish and dirt at all times, and shall store all trash and garbage in the agreed upon designated common area. In addition, Tenant agrees to occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors so as not to create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations.

         7. UTILITIES. Tenant agrees to procure and promptly pay all bills for electricity, gas, heat, fuel oil, and any and all other utilities used in the Leased Premises during the term of this Lease, except water, which shall be billed to Tenant as a portion of the operating expenses. Landlord agrees to use its best efforts to restore any interrupted utility service, but shall not be responsible or liable for any interruption in the supply of any utilities to the Leased Premises beyond Landlord's reasonable control.

         8. REPAIRS AND MAINTENANCE.

         (a) Landlord shall maintain and keep in good order and repair only the exterior portions of the building of which the Leased Premises are a part (excluding all windows, window glass, plate glass and doors serving or allowing access solely to any leased portion of the building), the common areas of the building and fixtures and equipment located therein and the parking areas and other common areas serving the building. Tenant agrees to immediately give written notice to Landlord of the need for repairs of which Tenant has knowledge, for which Landlord may be responsible under this paragraph. Landlord agrees to make such repairs within a reasonable time after receiving such notice. Landlord shall not be liable to Tenant except as expressly provided in this Lease for any damage or inconvenience, and

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                  Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs made by Landlord under this Lease. In addition, Landlord shall have no responsibility for the maintenance of any fixtures or other improvements installed or made by or at the request of Tenant. In addition, Tenant shall be liable for the cost of any repairs required by reason of the negligence or misuse of Tenant, its agents, employees and invitees which are not covered by the fire and extended coverage insurance maintained by Landlord pursuant to this Lease.

         (b) Except as provided in Subparagraph (a) above, Tenant shall, at its own cost and expense, maintain the Leased Premises including doors and windows serving or allowing access solely to such Leased Premises and improvements and all equipment and fixtures in or on the Leased Premises in good repair and condition, including all necessary replacements and replace all glass which is broken by Tenant with glass of comparable quality. Tenant shall not allow any damage to be committed on any portion of the Leased Premises, and at termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good a condition as existed at the commencement or completion date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant, and if Landlord undertakes to restore the Leased Premises, it shall have a right of reimbursement against Tenant. Should Tenant neglect to keep and maintain the Leased Premises as required herein, then Landlord shall have the right, but not the obligation, to have the work done and to charge the cost thereof to Tenant as additional rent, which shall become payable by Tenant with the payment of the rent next due hereunder. All materials and workmanship in such maintenance or replacement shall be of comparable quality to the initial materials and workmanship and shall be compatible with the building and the Leased Premises.

         9. INSTALLATION AND ALTERATIONS.

         (a) Tenant shall have the right to install its own trade fixtures and equipment, which shall at all times remain its property, and, on condition that it is not in default hereunder, shall have the right to remove the same immediately upon the expiration or earlier termination of this Lease, provided that it repairs any damage occasioned by the removal thereof.

         (b) Tenant shall not make any repairs, alterations or additions to the Leased Premises, including alterations prior to the commencement of this Lease, or make any contracts therefor, without first procuring Landlord's written consent, which the Landlord agrees not to unreasonably withhold, and delivering to Landlord any plans and specifications and copies of proposed

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                  contracts and necessary permits, including the alterations which Tenant shall, at Tenant's expense, cause to be performed on the Leased Premises more fully described as "Tenant's Work," if any, in Exhibit B attached hereto. Notwithstanding anything to the contrary, Tenant may make alterations or repairs to the Leased Premises if said alterations or repairs cost less than Five Thousand and No/100 Dollars ($5,000.00); and if prior to said alteration or repair, Tenant notifies Landlord in writing the identity (including names and addresses) of all contractors, subcontractors and/or material suppliers providing labor and/or materials to the Leased Premises. Prior to Tenant's commencement of any repairs, alterations or additions to the Leased Premises, including Tenant's Work described in Exhibit B, Tenant shall furnish such indemnification against liens, costs, damages and expenses as may be required by the Landlord including, without limitation, a payment or performance bond. All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the Leased Premises, and which are in any manner attached to the floors, walls or ceilings at the termination of this Lease shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof, without damage or injury unless Landlord requests that such alterations or improvements be removed, in which event the same shall be removed by the Tenant at the expiration of the term of this Lease at its own expense, and it shall be obligated to repair any damages occasioned thereby. Tenant shall not place any signs on the exterior of the Leased Premises or the building of which the Leased Premises are a part without the Landlord's written consent, which Landlord agrees not to unreasonably withhold.

         (c) In the event that the alteration or improvement of the Leased Premises by Tenant results in any increase in the assessed value of the building for real estate tax purposes, and such amount can be ascertained, the Tenant shall pay the increase in real estate taxes resulting therefrom as and together with additional rent due hereunder.

         (d) Tenant shall pay when due, and indemnify, defend and hold Landlord harmless from, all claims for labor or materials furnished or alleged to have been furnished to Tenant for use in the Leased Premises, which claims are or may be secured by any lien against the Leased Premises, or any interest therein. Tenant may, at its sole cost and expense, contest a mechanics lien; provided, however, that during such contest the Tenant shall, at the request of Landlord, provide security satisfactory to the Landlord, including but not limited to satisfaction of the requirements of Minn. Stat.ss.514.10. If at any time payment of the mechanics lien or any other obligation becomes necessary to prevent the foreclosure of the Leased Premises, the Tenant shall pay the same in sufficient time to prevent such foreclosure.

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         10. INDEMNITY.

         (a) Tenant accepts the Leased Premises in its present condition as of the completion of Landlord's Work and without any representation or warranty by Landlord as to the condition of said Leased Premises or its suitability to Tenant's use or occupancy and the taking of possession of the Leased Premises by Tenant shall be conclusive evidence that it was in good and satisfactory condition at such time.

         (b) Tenant agrees to indemnify and save the Landlord, its successors and assigns, harmless against any and all claims, demands, damages, and costs and expenses, including reasonable attorneys' fees, for the defense thereof, arising from the conduct of or management of the business being conducted by Tenant in the Leased Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any act or negligence of Tenant, its agents, contractors, servants, employees, sublessees, in or about the Leased Premises, the sidewalks adjoining the same, and the loading docks adjacent to the Leased Premises. In case of any action or proceeding by or against the Landlord by reason of any such claims, upon notice from Landlord, Tenant covenants to defend such action or proceeding with counsel reasonably satisfactory to Landlord. Landlord shall not be liable to Tenant, and Tenant waives all claims for damages to person or property sustained by Tenant or Tenant's employees, agents, servants, invitees and customers or to any other person resulting from the Leased Premises or any equipment or appurtenances thereto becoming out of repair or resulting from any accident or occurrence in or about the Leased Premises, or the building in which they are situated. This shall apply especially, but not exclusively, to the flooding of the basement or any surface areas, and the damage caused by refrigerators, sprinkling devices, air conditioning apparatus, if any, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas odors or noise, or the bursting or leaking of pipes or plumbing fixtures. All property belonging to Tenant or any other occupant of the Leased Premises shall be there at the sole risk of Tenant or of any other such person only, and Landlord shall not be liable for any damages thereto, or for theft or misappropriation thereof.

         11. MUTUAL WAIVER OF RIGHT OF SUBROGATION. Each party hereto expressly waives any and all claims which arise or may arise in his or its favor and against the other party hereto, or its respective agents, servants or employees, during the term of this Lease hereinabove provided, or any extension thereof, for any and all loss of or damage to any of his or its property located within or upon or constituting a part of the building of which

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the Leased Premises are a part or underlying land, resulting from any peril or risk customarily covered by standard Minnesota fire insurance policy with extended coverage provisions (whether such insurance is in effect or not), notwithstanding said injury or damage is caused by the negligence of either of the parties hereto, their agents, servants or employees. Each of the parties agrees to look to his or its own insurance carrier for recovery of any damages sustained to his or its property, hereby waiving any rights of subrogation against the other.

         12. INSURANCE.

         (a) Landlord shall, at all times during the term of this Lease, maintain a policy or policies of insurance issued by and binding upon some solvent insurance company insuring the building against all risk of direct physical loss in an amount equal to 100% of the full replacement cost of the building structure and its improvements as of the date of the loss; provided that Landlord shall not be obligated in any way or manner to insure any personal property or fixtures of Tenant or which Tenant may have upon, within or installed within the Leased Premises, or any additional improvements which Tenant may construct on the Leased Premises. Tenant agrees that the cost of maintaining such insurance shall be an operating expense within the meaning of Paragraph 4 hereof, and it shall, therefore, reimburse Landlord for its pro-rata share of such insurance premiums.

         (b) Tenant agrees to procure and maintain a policy or policies of insurance at its own cost and expense, insuring the Landlord, its successors and assigns, as well as Tenant, from all claims, demands or actions for injury or death to any person, or property damage, in an amount reasonably agreed to by Landlord. Said insurance shall not be subject to cancellation except after thirty (30) days prior written notice to Landlord. The policy or policies, or duly executed certificate(s) for same, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with the Landlord at the commencement of the term and renewals thereof not less then thirty (30) days prior to the expiration of the term of such insurance. If Tenant fails to comply with such requirements, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand as a part of the additional rent due hereunder.

         (c) In addition, Tenant agrees to procure and maintain at its own cost and expense all risk fire and extended coverage insurance for the full

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                  replacement value of Tenant's leasehold improvements, fixtures and furnishings.

         13. DAMAGE BY FIRE OR OTHER CASUALTIES.

         (a) In case the Leased Premises shall be partially or totally destroyed by fire or other casualty so as to render fifty percent (50%) or more of the Leased Premises untenantable or fifty percent (50%) or more of the building of which the Leased Premises are a part untenantable, either the Landlord or Tenant may terminate this Lease by notice in writing within sixty (60) days after such destruction or damage. In the event that the Landlord does not terminate this Lease as above provided, or the damage or destruction does not exceed the percentage of the Leased Premises or building above set forth, the Landlord shall rebuild or otherwise restore the building to good condition and fit for occupancy within a reasonable period of time after such destruction or damage, and a just and proportionate part of the rent shall be abated until so repaired, based upon the time and to the extent the Leased Premises are rendered untenantable. In any event, if the repair or restoration of the Leased Premises is not substantially completed within 180 days after the damage or destruction, Tenant may, at its option, terminate this Lease by delivering a written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

         (b) Under no circumstances shall the Landlord be obligated to repair or replace any of Tenant's betterments or leasehold improvements, or any of its personal property or fixtures. Tenant shall be obligated to repair and/or restore the same at its own expense.

         14. EMINENT DOMAIN. In the event of the acquisition of the Leased Premises, or any part thereof, by eminent domain proceedings, or negotiated sale in lieu thereof, the following provisions shall apply:

         (a) Total Condemnation of Leased Premises. If the whole of the Leased Premises shall be so acquired, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding or sale, and all rentals shall be paid up to that date.

         (b) Partial Condemnation. If only part of the Leased Premises shall be so acquired, and such partial acquisition shall render the Leased Premises unsuitable for the purposes of the business of Tenant, then the term of this Lease shall cease and terminate as of the date of possession, and rent shall be adjusted to the date of such termination. In the event of a partial taking or

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                  condemnation which is not extensive enough to render the
                  premises unsuitable for the business of Tenant, then Landlord may, at its option, promptly restore the Leased Premises so as to constitute the remaining premises a complete architectural unit, and this Lease shall continue in full force and effect with a proportionate abatement of the rent, based upon the portion of the Leased Premises taken, or terminate this Lease by written notice to Tenant. The rent shall also abate during the restoration as to the portion of the Leased Premises rendered untenantable.

         (c) Landlord's Damages. In the event any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord shall receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof and,' by this Lease, does hereby assign and transfer to Landlord such award or payment as may be made therefor, and does hereby further agree to execute such documents of assignment and transfer as may be required by Landlord.

         (d) Tenant's Damages. Tenant shall be entitled to seek and recover from the condemning authority only the damages to which Tenant is separately entitled by Minnesota Statutes for damages to Tenant's business and removal of Tenant's fixtures and equipment, and this shall be Tenant's sole remedy.

         15. ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not assign or in any manner transfer this Lease or any interest therein, nor sublet the Leased Premises or any part or parts thereof, or permit occupancy by anyone with, through or under it, without the previous written consent of the Landlord, which the Landlord agrees not to unreasonably withhold. Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Leased Premises shall not operate as a waiver of Landlord's rights under this section to any subsequent assignment or subletting. No assignment or subletting shall release Tenant of any of its obligations under this Lease, or be construed or taken as a waiver of any of Landlord's rights or remedies hereunder. Every assignee or sublessee of this Lease shall be subject to and be bound by all of the covenants, provisions and conditions of this Lease to the same extent as the original tenant. Tenant agrees to notify Landlord in writing of its desire to assign this Lease or sublease all or a portion of the Leased Premises at least thirty (30) days prior to such proposed assignment or subletting.

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         (b)      Neither this Lease nor any interest therein, nor any estate thereby created, shall pass to any trustee or receiver in bankruptcy, or any assignee for the benefit of creditors, or by operation of law.

         (c) In lieu of granting its consent to any proposed assignment or subletting of this Lease, Landlord may, in its discretion, terminate and cancel this Lease upon thirty (30) days written notice to Tenant, whereupon this Lease shall terminate and Tenant shall be released from all liabilities hereunder, except for all accrued liabilities.


         16. ACCESS TO PREMISES. Landlord shall have the right to enter upon the Leased Premises during business hours or upon twenty-four (24) hours notice, except in emergencies when no notice is required, for the purposes of inspecting the same or making any alterations or additions thereto, or to the building in which the same are located, or for the purposes of exhibiting the same to prospective tenants, purchasers or others, and shall have the right to place a "For Rent" sign or signs upon the Leased Premises during the last 120 days of the Lease term or any renewal thereof. Landlord shall not be liable to Tenant in any manner for any expense, loss or damage by reason thereof (unless caused in connection with alterations or additions), nor shall the exercise of such right be deemed an eviction or disturbance of Tenant's use or possession.

         17. DEFAULT BY TENANT AND LANDLORD'S REMEDIES.

         (a)      The following shall be Events of Default by Tenant under this
                  Lease:

                  (1) The failure of Tenant to pay an installment, or any portion thereof, of base or additional rent within ten (10) days after the due date thereof;

                  (2) The continued default by Tenant in any of its other covenants or conditions under this Lease after thirty
                           (30) days written notice of such default to Tenant;

                  (3) The making by Tenant of an assignment for the benefit of its creditors;

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                  (4)      The Tenant ceases the conduct of active business
                           operations in, or abandons, the Leased Premises;

                  (5) In the event proceedings are instituted by or against Tenant for the reorganization, liquidation or involuntary dissolution of Tenant, for its adjudication as a bankrupt or insolvent or under Chapter XI of the Bankruptcy Act, or for the appointment of a receiver of the property of Tenant, if involuntary, and said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein, discharged within thirty (30) days after the institution of said proceedings;

                  (6) The doing or permitting to be done by Tenant of any act which creates a mechanic's lien or claim therefor against the land or building of which the Leased Premises are a part, except pursuant to Section 9(d).

         (b) Upon the occurrence of any Event of Default set forth above, Landlord, in addition to any of the remedies available at law or equity, shall have the option to pursue any one or more of the following remedies without any notice or demand:

                  (1) Terminate this Lease and recover possession of the Leased Premises in accordance with Minnesota law, in which event Tenant shall immediately surrender the Leased Premises to Landlord and, if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or recovery of rent, enter upon and take possession of the Leased Premises, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for prosecution for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Lease under this subsection, whether through the inability to relet the Leased Premises on satisfactory terms or otherwise. Upon termination of this Lease, the Landlord shall be entitled to recover from Tenant forthwith as its damages, the sum of money equal to a total of (i) all costs of recovering the Leased Premises, (ii) the unpaid rent owed at the time of termination, plus interest thereon from the due date at the maximum rate permitted by applicable law,
                           (iii) an amount equal to the balance of the rent for the remainder of the terms, discounted to present value, utilizing an eight percent (8%) discount favor, and (iv) any other sum of money and damages owed by Tenant to Landlord;

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                  (2)      Recover possession of the Leased Premises in
                           accordance with Minnesota law without termination of the Lease and, if necessary, expel or remove the Tenant, and lock out, expel or remove Tenant and any other person that may be occupying all or any part of the Leased Premises without being liable for prosecution for any claim for damages, and relet the Leased Premises on behalf of Tenant, and receive directly the rent by reason of subletting. Tenant agrees to pay Landlord on demand any deficiency that may arise, by reason of any reletting of the Leased Premises and any expenditures made by Landlord for remodeling or repairing in order to relet the Leased Premises. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction;

         If the default can be cured by the expenditure of money, Landlord may, at its option, cure such default, and Tenant shall be obligated to reimburse Landlord upon demand, as additional rent hereunder, for all such expenditures, together with interest, at the rate of twelve percent (12%) per annum or, if lesser, the maximum rate permitted by law, and costs and reasonable attorneys' fees incurred in connection with such cure and collecting such amounts from Tenant.

         In the event that Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Landlord successfully enforces all or any part of this Lease or recovers possession of the Leased Premises, Tenant agrees to pay or reimburse Landlord for all costs and expenses incurred in connection therewith, including reasonable attorneys' fees.

         ll rights and remedies of Landlord and Tenant herein shall be cumulative and none shall exclude any right or remedy allowed by law, and said rights and remedies may be exercised and enforced concurrently, and whenever and as often as the occasion therefore arises.

         18. SURRENDER OF POSSESSION.

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         (a)      At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall promptly remove all personal property belonging to Tenant or persons claiming through Tenant and surrender the Leased Premises in good condition and repair, broom-clean, reasonable wear and tear and loss by fire or unavoidable casualty excepted.

         (b) In the event Tenant remains in possession of the Leased Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, it shall be deemed to be occupying the Leased Premises from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the base rent payable shall be increased to 125% of the base rent provided in Paragraph 3 hereof.

         (c) Upon the expiration of the tenancy hereby created, if the Landlord has requested Tenant to remove all of the additions, fixtures and installations placed upon the Leased Premises by Tenant and designated in said request, and to repair any damage occasioned by such removal, and if Tenant fails to remove the same or make such repairs, Landlord may effect such removals and repairs, and Tenant shall pay to Landlord the cost thereof, with interest at the rate of eight percent (8%) per annum from the date of payment by Landlord.


         19. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgage currently or hereafter placed upon the building of which the Leased Premises are a part by the Landlord, and agrees to execute any and all documents necessary to indicate that this Lease is subordinate to any such mortgage; provided, however, Tenant shall not be disturbed in its possession of the Leased Premises by any mortgagee or purchaser at a mortgage foreclosure sale, so long as Tenant is not in default under the terms hereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and, failing to do so within ten (10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. Tenant further agrees to furnish within ten
(10) days of receipt of the form, from time to time upon request of Landlord or Landlord's mortgagee an estoppel certificate on the form prepared by Landlord and delivered to Tenant, containing items customarily certified to therein. Tenant further agrees to execute and deliver to Landlord within ten (10) days of receipt of the form thereof, a memorandum or short form lease in recordable form, containing such items of this Lease as Tenant shall request.

         20. NOTICES. Wherever under this Lease a provision is made for notice of any kind, such notice shall be in writing and signed by or on behalf of the party giving or making the same, and it shall be deemed sufficient notice and service thereof if such notice is to Tenant and sent by registered or certified mail, postage prepaid, to the address of Tenant at: Attention: Chronimed, Inc., Vice President of Finance, 13911 Ridgedale Drive, Minnetonka, Minnesota 55305 and Chronimed, Inc., 6214 Bury Drive, Eden Prairie, Minnesota 55346, and to the Landlord for such purpose, at the place then fixed for payment of rent, or at such other address as may be furnished by Landlord. By notice in the manner above set forth, either party may designate a different location to which notice shall be sent.

         21. COMMISSIONS. Landlord agrees to indemnify and hold Tenant harmless against all claims, damages, costs or expenses (including costs incurred in defending any claim) for any leasing fees or commissions resulting from the execution of this Lease.

         22. GENERAL.

         (a) The various rights and remedies herein contained and reserved to each of the parties hereto shall not be considered as exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default, or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent or approval of a subsequent similar act.

         (b) Tenant shall give written notice to Landlord in case of fire or accidents in the Leased Premises, or of defects therein, or in any fixtures or equipment.

         (c) The headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles.

         (d) The covenants, agreements and obligations herein contained shall extend to, bind or inure to the benefit of not only of the parties hereto, but their respective personal representatives, heirs, successors and assigns.

         (e) Whenever a period of time is herein provided for the Landlord to do or perform any act or thing, Landlord shall not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes whatever, whether similar or dissimilar to those enumerated, beyond its reasonable control.

         (f) Tenant shall not record this Lease without the written consent of Landlord.

         (g) The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

         (h) The invalidity or enforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

         (i) Landlord further covenants that Tenant, upon paying the rentals provided for herein, and upon performing the covenants and agreements to be performed by it, will have, hold and enjoy quiet possession of the Leased Premises.

         (j) This Lease constitutes the entire agreement of the parties in respect of the Lease by Tenant of the Leased Premises and there are no understandings or agreements not incorporated in this Lease. Any other written agreements by and between the parties are terminated upon the commencement of the term of this Lease. This Lease may not be modified except in a writing executed by all parties hereto, or their permitted assignees.

         (k) Tenant has no right to light or air over the building or underlying land.

         (l) The word "Tenant" wherever used in this Lease shall be considered to mean tenants in all cases where there is more than one tenant and the necessary grammatical changes required to make provisions hereof applicable to corporations, partnerships or individuals shall in all cases be assumed as though in each case fully expressed.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written.

LANDLORD:                               TENANT:

JORANDCOR, INC.                         CHRONIMED, INC.

By:                                     By:

Its:                                    Its: